[AETNA LOGO]                Individual Variable Single Premium
                            Immediate Annuity (SPIA) Application (NY)

                            [ ] Internal  [ ] External

Mailing/Overnight:
Aetna Life Insurance and Annuity Company
151 Farmington Avenue
Hartford, CT 06156-0005
Phone: 1-800-238-6254
FAX: 1-860-273-6903

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Type of Contract [ ] Nonqualified Annuity Regular
                 [ ] Nonqualified Annuity-1035 Exchange (attach assignment form)
                 [ ] 403(b) Rollover
                 [ ] 408(b) IRA Transfer/Rollover
                 [ ] 401(a) Qualified Plan

Subject to ERISA (Must be completed if 401(a) Qualified Plan or 403(b) Rollover is indicated.) [ ] Yes [ ] No

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Contractholder
Information

Contractholder will be payee
unless otherwise requested.

This information will be used for
tax reporting.

Changes to SS# or Date of
Birth must be initialed.

Name (Last, First, Middle Initial)           Social Security No.

Address (No. & Street / PO Box)               Telephone No.
                                          [ ] Home  [ ] Work

City/Town, State, Zip Code                                         Date of Birth
                                          [ ] Male  [ ] Female

Are you associated with a National Association of Securities Dealer Firm?
[ ] Yes [ ] No
If yes, please specify:

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Annuitant
If different from Contractholder.


If an IRA or 403(b),
Annuitant and Contractholder
must be the same person.

Name (Last, First, Middle Initial)           Social Security No.

Address (No. & Street / PO Box)               Telephone No.
                                              Home      Work

City/Town, State, Zip Code                                         Date of Birth
                                              Male      Female


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Joint Annuitant
Joint lifetime option only.

Name (Last, First, Middle Initial)        Relationship       Social Security No.
[ ] Male            Date of Birth
[ ] Female


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Annuity Options

Complete the type of Annuity

and select an Annuity Option.
Include copy of birth certificate
for Life or Joint Life Options.
For an IRA, 401 or 403(b)
contract, the Annuity Option
election must comply with IRC
401(a)(9). If subject to ERISA a
Joint Lifetime Option must be
elected, unless spousal
consent is provided.

[ ] Fixed Only       [ ] Variable Only
[ ] Combination Variable/Fixed (Only one box may be checked)

                                       If applicable, apply payments to Aetna
                                       Contract

                                       Purchase Payment Amount

                                       $
(Only one option may be elected)

Non-Lifetime-Option
[ ] A. Period Certain of ________ (5-30 years)

Single Lifetime Options
[ ] B. Single Life Only
[ ] C. Single Life with Guarantee of ______ (5-30 years)

Joint Lifetime Options
[ ] D. Joint & 100% Survivor
[ ] E. Joint & 100% Survivor with Guarantee of ___ (5-30 years)
[ ] F. Joint & 66-2/3% Survivor
[ ] G. Joint & 50% Survivor
[ ] H. Joint & 50% Contingent Survivor


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Additional Features
Cash Refund & Increasing
Annuity may only be elected if
the Fixed Only option is
indicated above.

[ ] Cash Refund (Only available with Lifetime Options B and D above)
[ ] Increasing Annuity (Only available with Non-Lifetime Option A and Lifetime
    Options B, C, D or E)
    _____% 1, 2 or 3% Annual Increase (Complete desired percentage.
[ ] Commutability of Fixed Non-Lifetime Option A. (Available with Fixed only or
    Combination Variable/Fixed)


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Investment Options

Complete Investment
Options if Variable Only or
a Combination
Variable/Fixed option is
indicated above.

Up to four variable options
may be selected.

Use whole percentages
only.


Variable Options: (select up to four)
Global / International Growth           _______ %  [055] Aetna International VP
                                        _______ %  [123] Janus Aspen Worldwide Growth Portfolio

                                        _______ %  [104] PPI Scudder International Growth Portfolio
   Aggressive Growth                    _______ %  [042] Aetna Small Company VP
                                        _______ %  [106] PPI MFS Emerging Equities Portfolio
   Growth                               _______ %  [040] Aetna Growth VP
                                        _______ %  [117] Janus Aspen Growth Portfolio
                                        _______ %  [100] PPI MFS Value Equity Portfolio
                                        _______ %  [111] PPI T. Rowe Price Equity Portfolio
   Growth & Income (Stocks)             _______ %  [001] Aetna Growth and Income VP
                                        _______ %  [035] Aetna Index Plus Large Cap VP
                                        _______ %  [051] Aetna Real Estate Securities VP
   Growth & Income (Stocks & Bonds)     _______ %  [008] Aetna Balanced VP, Inc.
   Asset Allocation                     _______ %  [032] Aetna Crossroads VP
                                        _______ %  [033] Aetna Legacy VP
   Income                               _______ %  [004] Aetna Bond VP
                                        _______ %  [132] Fidelity VIP High Income Portfolio
                                        _______ %  [098] Oppenheimer Strategic Bond Fund
Assumed
Annual Net
Return Rate
(3 1/2% will be
assumed if
no election is
made.)

[ ] 3 1/2%

[ ] 5%

           Website Address - Producers: http://www.aetna.com/producer
                      FO/HO http://ars.aetna/com/producer
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   Stability of Principal               _______ %  [003] Aetna Money Market VP
Fixed Dollar Option:                    _______ %  ALIAC Fixed Dollar
                                          100%     TOTAL

           Website Address - Producers: http://www.aetna.com/producer
                      FO/HO http://ars.aetna/com/producer
82950-2 (NY)(5/98) CAT 2000846402     Page 2 of 2 - Incomplete without all pages

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Replacement
Information

Will this contract change or replace any existing life insurance or annuity contracts? [ ] Yes [ ] No
(If yes, provide carrier name & account number): [ ] Aetna [ ] Other Carrier _______________ Account No.

For an Aetna Annuity replacement only, I have received annuity option proposals for both the original and new contracts and understand the differences:
[ ] Yes  [ ] No


Beneficiary(ies)

Unless directed otherwise, we will pay any death benefit in equal shares to the primary beneficiary(ies) named or to all living members of a class (e.g., children). If no primary beneficiary is living, payment will be made in equal shares to the contingent beneficiary(ies). If more than two (2) beneficiaries, please attach a separate sheet.

                                                                                                 Social Security
Primary     Contingent     Complete Legal Name / Date of Birth         Relationship       %           No.
  [ ]          [ ]       ---------------------------------------    ------------------    ----
  [ ]          [ ]       ---------------------------------------            --            ----   ---------------
                                                                    ------------------           ---------------
                                                                            --

If subject to ERISA, a spouse must be the primary beneficiary for at least 50%, unless spousal consent is provided.

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Payment
Information

Payment Frequency (Check box for frequency of payment)
          [ ] Monthly (default)  [ ] Quarterly  [ ] Semi-annually  [ ] Annually

First Payment Date

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IRS Form W-4P
OMB NO. 1545-0415
Withholding Notice
and Election

Complete for payments
from a 401(a), 403(b),
408(b) or Nonqualified
annuity contract.


Periodic payments from a settlement option are generally subject to Federal Income Tax withholding unless you elect not to have withholding apply. TDA and
Pension: For stated period of less than 10 years, 20% may apply (you cannot elect out). See Special Tax Notice. Tax will be withheld only on the portion that is subject to Federal Income Tax. There will be no withholding on dollars that have already been taxed.

Elect withholding or no withholding by checking the appropriate box below. To change or revoke your election, send a new IRS Form W-4P (available at IRS offices) to Aetna. This change will be effective no later than the January 1, May 1, July 1, or October 1 after it is received provided we receive it 30 days prior to that date. Otherwise, the change or revocation will be effective on the next scheduled date. Whether or not you have tax withheld, by January 31 of each year, you will receive a statement from Aetna showing the total taxable amount of your distribution and the total income tax withheld, if any. CAUTION: There are penalties for not paying enough tax during the year, either through withholding or estimated tax payments, or both. For more information see IRS Publication 505, Tax Withholding and Estimated Tax.

COMPLETE THE FOLLOWING APPLICABLE LINES:
[ ] 1. I elect to have no income tax withheld from my annuity. (Do not complete lines 2 or 3.)
[ ] 2. I elect to have taxes withheld from each periodic annuity payment to be figured using the number of allowances and marital status shown:
       __________________ (allowances). (You may also designate an additional amount on line 3.)
       [ ] SINGLE  [ ] MARRIED  [ ] MARRIED, BUT WITHHOLD AT HIGHER SINGLE RATE
[ ] 3. I want the following additional amount withheld from each pension or annuity payment. Note: For periodic payments, you cannot enter an amount here without entering the number (including zero) of allowances on line 2: $__________

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Internal Rollovers

Reason for Disbursement from Accumulation Contract:
[ ] Age 59 1/2  [ ] Separation from Service  [ ] Death
[ ] Other _____________________________________

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Your
Acknowledgment
Distribution Channel:
Workplace
[ ] Career
[ ] Independent
[ ] Other
Financial Institution
[ ] Broker/Dealer
[ ] Bank
[ ] Other
Life
[ ] MGA
[ ] Life Brokerage Manager
[ ] Other
[ ] AFSI Rep


For Internal Rollovers only: I authorize Aetna to transfer to this contract, the balance of my account(s) noted in the Replacement Information Section.

For Rollovers for TDA and Pension Participants: I, the payee, have received the Special Tax Notice and waive the 30 day notice requirement.

I certify that this information is correct and complete and, under penalty of perjury, the Social Security number(s) shown on this form is/are correct.

I understand that when based on the investment experience of a Separate Account, all payments and contract values are variable and are not guaranteed as to fixed dollar amount, and I have received a current prospectus.

I understand the following individual(s)/organization(s) will receive compensation as the result of my purchase (completed by agent):

_________________________/__________________________/___________________________

[ ] Please send me a Statement of Additional Information.

[ ] The Company (Aetna Life Insurance and Annuity Company) may hold my application and Purchase Payment if it cannot accept my application within five business days after receiving it at its home office.

Signature of Contractholder                 City, State Where Signed        Date

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Signature of Payee                                                          Date


Registered
Representative

Do you have any reason to believe any existing life insurance and/or annuity contracts will be modified or replaced if this contract is issued?
[ ] Yes  [ ] No

Broker/Dealer Firm (Print)   Representative's Name (Print)   Social Security No.

Agency/Agent Code                                         State License No.

           Website Address - Producers: http://www.aetna.com/producer
                      FO/HO http://ars.aetna/com/producer
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Signature of Registered Representative     Date           Telephone No.

           Website Address - Producers: http://www.aetna.com/producer
                      FO/HO http://ars.aetna/com/producer
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